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                                             Exhibit 10(d)(i)

                       SERVICE AGREEMENT
                         BY AND BETWEEN

               NEW ENGLAND POWER SERVICE COMPANY

                              AND

                AllEnergy Marketing Company, LLC


     This Agreement is made and entered into as of the 1st day of January, 1997 (this "Agreement") by and between AllEnergv
Marketing Company, LLC.("Client") having offices at Three
University Office Park, 95 Sawyer Road, Waltham, MA 02154 and NEW
ENGLAND POWER SERVICE COMPANY ("NEPSCo") having offices at 25
Research Drive Westborough, MA 01582.

Section 1: Description of Services

     NEPSCo will provide Client with billing related services described in Exhibit A (the "Services"). The descriptions of the Services in Exhibit A are incorporated herein and made a part hereof.

Section 2: Extent of Agreement

     NEPSCo shall exercise all reasonable skill, care and diligence in carrying out the Services, shall carry out its duties in accordance with recognized professional standards and shall provide everything reasonably necessary to complete the Services in accordance with the requirements of this Agreement.

Section 3: Term

     This Agreement shall be in effect as of the date hereof and through the final billing cycle for each Customer (as defined in Exhibit A) following termination of the Mass. Electric Pilot (as defined in Exhibit A), unless earlier terminated by the parties as provided herein. Either party may terminate this Agreement for cause by providing 90 days written notice. Notwithstanding anything to the contrary herein, the obligation to pay the other party money due under this Agreement shall survive expiration and termination of this Agreement. Further, upon expiration or termination of this Agreement the parties shall cooperate with each other in order to complete all outstanding matters related to this Agreement in a timely and orderly manner.

Section 4: Payment Terms

     Payment terms are set forth in Exhibit B, attached hereto
and made a part hereof.
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                                2

Section 5: Limitation of Liability

     In no event shall either party be liable to the other party or to any other third party for any indirect, reliance, multiple, incidental, special, consequential, or punitive damages (including those which arise under M.G.L. c. 93A) connected with or arising out of the Agreement, including, but not limited to, from NEPSCo's performance of any Services hereunder, whether or not either party was advised of the possibility of such damages. In no event shall NEPSCo be liable in contract, tort, or otherwise (including negligence, warranty, or strict liability) for amounts in excess of the total of all amounts earned by NEPSCo in connection with this Agreement, whether or not NEPSCo was advised of the possibility of such damages.

Section 6: Warranties

     NEPSCo and its affiliates, successors and assigns make no WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE with respect to the Services.

Section 7: Indemnification

     To the fullest extent permitted by law, Client shall indemnify and hold harmless, and at NEPSCo's option, defend NEPSCo and its affiliates, and their officers, directors, employees, agents, servants, and assigns (collectively, "NEPSCo Parties") from and against any and all claims and/or liability for losses, expenses, damage to property, injury to or death of any person, including, but not limited to, Client's employees, NEPSCo's and its affiliates' employees, subcontractors and subcontractors' employees, or any other liability incurred by NEPSCo or its affiliates, including expenses, legal or otherwise, caused wholly or in part by any negligent, grossly negligent or willful, act or omission of Client, its officers, directors, employees, agents, servants, or assigns arising out of this Agreement, except to the extent caused by any negligent, grossly negligent or willful, act or omission of the NEPSCo Parties.

Section 8: Assignment and Subcontracting

     NEPSCo shall not assign or subcontract the Services or any part thereof without Client's written consent, which Client shall not unreasonably withhold. Client may not assign its rights or obligations under this Agreement except with the written consent of NEPSCo.

Section 9: Independent Contractor

NEPSCo is, and shall at all times remain, an independent contractor.
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Section 10: Entire Agreement

     This Agreement constitutes the entire Agreement between the parties with respect to the Services and all previous representations, either written or oral, are hereby annulled and superseded.

Section 11: No Third Party Beneficiaries

     The work performed by NEPSCo under this Agreement is for Client's use and benefit only, and not for the use and benefit of any other person, party, or entity. Any use of or reliance upon the work product provided under or in connection with this Agreement by any party other than Client shall be at the sole risk of such party. NEPSCo shall have no liability under contract, third party beneficiary theory, tort, strict liability, or otherwise for any third party's use or reliance upon work performed pursuant to this Agreement.

Section 12: Confidentiality

     NEPSCo agrees to take reasonable measures to hold in confidence all pricing related information provided and specifically designated by Client as Confidential Information, other than that of a clearly public nature or that which Client has acquired from other sources and except as otherwise required to be disclosed by law, regulation or judicial or administrative order.

Section 13: Force Majeure

     NEPSCo shall not be considered in default under this Agreement or responsible in tort, strict liability, contract or other legal theory to Client for damages of any description for any interruption or failure of service or deficiency in the quality or quantity of service, or any other failure to perform if such failure is caused by factors beyond NEPSCo's reasonable control, including without limitation, storm, flood, lightning, earthquake, fire, explosion, equipment failure, civil disturbance, labor dispute, act of God or the public enemy, action of a court or public authority, scheduled or unscheduled withdrawal of facilities from operation for maintenance or repair, or any other cause beyond the reasonable control of NEPSCo; provided however that NEPSCo shall use reasonable efforts to remedy or correct any such failure or interruption as soon as reasonably possible.

Section 14: Amendments and Modifications

     This Agreement may not be amended, modified, superseded, or waived, in whole or in part, except by a written instrument signed by authorized representatives of each of the parties hereto. A waiver in one or more instances of any rights under this Agreement shall not constitute a waiver of such rights for other or future instances.
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Section 15: Enforceability

     Should any portion of this Agreement be judicially declared invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion or portions of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken and the remainder shall have the same force and effect as if said portions or portions had never been included herein.

Section 16: Headings

     Headings are provided herein for the convenience of the parties and shall not be construed to explain or modify any part of this Agreement.

Section 17: Notices

     Except as otherwise provided in this Agreement, any notices under this Agreement shall be in writing and shall be sufficient if delivered by (i) hand, (ii) U. S. Mail, first class postage pre-paid, or (iii) facsimile, with confirmation of receipt to the parties as follows:

For NEW ENGLAND POWER SERVICE COMPANY:

John G. Cochrane
Vice President
25 Research Drive
Westborough, Massachusetts 01582
Phone: (508) 389-2174
Facsimile: (508) 836-4560

For AllEnergy Marketing Company, LLC:

Marcy Reed
Vice President and Treasurer
Three University Office Park
95 Sawyer Road
Waltham, MA 02154
Phone: (617)642-9502
Fax: (617)642-9504

Section 18: Applicable Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws contained therein.
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     IN WITNESS WHEREOF, each party hereto has caused this
Agreement to be executed by its duly authorized representative as of the day and the year first set forth above.

                         AllEnergy Marketing Company, LLC

                         By:     s/Marcy L. Reed
                         Title:  Vice President and Treasurer


                         NEW ENGLAND POWER SERVICE COMPANY

                         By:     s/John G. Cochrane
                         Title:  Vice President
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                           EXHIBIT A
                            SERVICES

Client has requested that NEPSCo provide it with billing related services for retail customer sales within Massachusetts Electric Company's service territory under the Massachusetts Electric Company Choice: New England Pilot Program ("Mass. Electric Pilot"), which services will be provided consistent with the pilot program design, its administrator's rules, and the DPU approval dated April 3, 1996. Client will supply the NEPSCo with rates to be implemented for designed customer classes. NEPSCo will utilize the supplied rates and usage information to calculate the supplier portion of customer bills, then integrate this billing option with Transmission, Distribution and Stranded Cost components (T/D/S) of Massachusetts Electric's bill in a single mailing to the customer.

Billing services include a single price among all customers within a class on the following rate/pricing structure:

Rate Class Structure               Pricing Schedule
--------------------               ----------------
Residential                        Flat Energy
Residential- Low Income            Flat Energy
Residential- Time of Use           On/Off Peak Energy
Small C&I- Energy Only             Flat Energy
Small C&I- Demand                  Flat Energy & Demand

The initial establishment of rates will be at no additional cost provided there is only one per Rate Class Structure (e.g. one price option per rate structure). Requests to change the pricing on an existing Rate Class Structure or to add multiple rates within a structure must be submitted in writing at least five business days prior to the requested implementation date. Multiple pricing among customers within a Rate Class Structure will result in the additional charges set forth in Exhibit B.

Definition of Billing Demand:
----------------------------
Billing Demand shall be the greater of:

1) The greatest fifteen-minute peak usage occurring during the On-Peak hours period during the month as measured in kilowatts for each Account, or

2) 90% of the greatest fifteen-minute peak usage occurring during On-Peak hours period during the month as measured in kilovolt-amperes for each Account where kilowatt Demand exceeds
75 kilowatts, or

3) 5 Kilowatts/G7 only

On-Peak/Off-Peak periods apply only to residential rate R7 for the Pilot.

The On-Peak/Off-Peak periods shall be as defined in MECO's applicable tariff on file with MDPU. At the present time, On-Peak periods are from 8:00 AM to 9:00 PM, Monday through Friday, except holidays. Off-Peak periods are 9:00 PM to 8:00 AM, Monday through Friday and all day on Saturday, Sunday, and holidays.
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Holidays are New Year's Day, Presidents Day, Memorial Day,
Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. All holidays are on the day of national observance.

Customer Payment:
----------------
Upon receipt of payments by Massachusetts Electric Company ("MECO") for customers purchasing electric energy from Client, NEPSCo will ensure that the portion of revenue attributable to sales of electric energy by Client is forwarded to Client, including, without limitation, Client's proportionate share of any Service Fees (as defined below). Notification of said revenues will be forwarded by midnight of the business day following receipt of payment by MECO, e.g., notification of payments received on Monday will be forwarded to Client by midnight on Tuesday. Payments made to Client will be made in a lump sum representing all customer revenue received on behalf of Client for a given day. These lump sum payments to Client will be made via an Automated Clearinghouse (ACM) transaction and credited to a pre-determined Client bank account. Client must provide NEPSCo with the name of the receiving bank, routing and transit number (ABA number) and bank account number to facilitate this transfer. The Client credited amount will be accompanied by an electronic file which provides a detailed payment summary for each individual Client customer.

If Client is credited with a customer payment under the immediate preceding paragraph hereof and the customer's payment is not honored for any reason by the MECO's bank, then the amount credited to Client for such customer's electric energy will be charged back to Client and included in the nightly transmission of customer payment records.

Existing service fees ("Service Fees"), such as interest charges for unpaid balances, shall remain in effect and be assessed, as applicable, to each customer account. The cash posting sequence for customer payments is detailed below:

Cash Posting:
------------
The following cash posting sequence will be in effect upon receipt of a customer's payment.

A.  MECO Cash Posting:
    -----------------
    1) Rental Arrears
    2) Arrears 120 Days and Greater
    3) Arrears, 90 Days
    4) Arrears, 60 Days
    5) Arrears, 30 Days
    6) Rental Current
    7) Net Current Balance
    8) Miscellaneous Arrears
    9) Miscellaneous Current
    10) Charge off transfer Balance

Note: Following the MECO Cash posting sequence outlined above, remaining dollars will be credited to Client as follows:
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B.  Client Cash Posting:
    -------------------
    1) Arrears 120 Days and Greater
    2) Arrears, 90 Days
    3) Arrears, 60 Days
    4) Arrears, 30 Days
    5) Net Current Balance

Note: Following the Client cash posting sequence outlined above, any remaining dollars i.e credit balance, will be held and applied to the MECO net current balance.

Collection of Final Billed Accounts:
-----------------------------------
If Client or a Client's customer terminates service for any reason, NEPSCo will issue a final bill to the customer(s). If after 21 billing cycles a balance remains outstanding, NEPSCo will issue a reminder bill and message to the customer. This process will be repeated after 42 billing cycles if necessary. If after 63 billing cycles a customer's balance remains unpaid, NEPSCo will remove this customer from its billing records and forward to Client a hard copy report of any uncollected balance for further collection action if so desired.

Collection Notices:
------------------
NEPSCo has created three levels of collection bill messages to print on a Client customer's bill. NEPSCo will work with Client to modify the wording and dollar parameters used to generate a message on a customer's bill. Requests to amend any notice or dollar parameter used to generate such notices will result in additional charges in accordance with Exhibit B.

Reporting:
---------
NEPSCo has the ability to develop customized reports outlining pertinent information such as: sales, cash receipts and aging of accounts receivables for all of Client's customers. Requests to create a customized report will result in additional charges in accordance with Exhibit B.

Billing Adjustments:
-------------------
NEPSCo will make its customer service staff available to Client on a requested basis and at additional cost for the purpose of applying general adjustments to the Client portion of a customer's account. Charges for such services are set forth in Exhibit B.

Notice of Modifications:
-----------------------
Client shall submit all requests for modification to services via certified mail to the following:

Massachusetts Electric Customer Service & Operations Center
c/o Patrick J. Connelly
Director, Customer Service Center
55 Bearfoot Road Northboro, MA 01532
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                           EXHIBIT B
                            PRICING

Charges for Billing of Supplier Use:
-----------------------------------
The costs outlined below apply to all standard billing related services set forth in Exhibit A, but does not include non-standard services specifically excluded under Exhibit A that result in additional charges. The following fee schedule applies on a per bill generated basis.

Rate Class                 Billing Cost
----------                 ------------
R-5 $1.27
R-6 $1.27
R-7 $1.26
G-6 $1.49
G-7 $1.57

Requests for multiple pricing within a Rate Class Structure will result in additional charges based upon an hourly rate of $65.00.
Requests for making general billing adjustments will be serviced at a charge of $5.00 per customer adjustment.

Invoices/Payment Terms:
----------------------
Client will receive a monthly invoice from NEPSCo. Payment is due upon receipt. Upon the expiration or termination of the parties' obligations under this Agreement, any monies or other charges due to either party to this Agreement shall be paid within 30 days; provided, however, any refund that arises under Price Adjustment below shall be payable from NEPSCo within 30 days from the date that it has the necessary information to calculate the true up pricing. Bills not paid within the 30 days by either party shall bear interest at the rate of 1-1/2% per month on any unpaid balance.

Collection Notices:
------------------
Client will be charged on a time and expense basis at actual cost to amend any notice or dollar parameter used to generate such notices.

Reporting:
---------
NEPSCo will review any request to create a customized report and charge Client on a time and expense basis at actual cost to develop such reports.

Price Adjustment:
----------------
The charges for billing related services set forth herein will be adjusted to reflect actual costs incurred by NEPSCo based upon the Public Utility Holding Company Act of 1935 and SEC regulations and orders. Said adjustments will be calculated annually following the close of each calendar year applicable to this Agreement.
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Tax Implications:
----------------
It is Client's or its customer's responsibility to identify and request any exemption from the collection of the tax by filing appropriate documentation with NEPSCo or MECO. To the extent that the Client or customer has not forwarded the appropriate exemption documentation, NEPSCo will collect on behalf of the Client any sales tax imposed by governmental authorities with respect to the sale of electricity to its customers. Client shall be responsible, however, to pay all applicable state, local and/or Federal taxes associated with Client's purchase and/or sale of electricity under the Pilot, and shall indemnify NEPSCo against all such obligations.